Incorporation by Reference Putnam Absolute Return 100 Fund
Period ending 4/30/17

1.  Sub-Management Contract between Putnam Investment Management,
LLC and Putnam Investments Limited dated February 27, 2014;
schedule A amended as of October 27, 2016 Incorporated by reference to Post-Effective Amendment No. 247 to the Registrants
Registration Statement filed on November 25, 2016.